LEAD CONTRACTOR AGREEMENT
                                     BETWEEN
                               GASCO ENERGY, INC.
                                       AND
                        HALLIBURTON ENERGY SERVICES, INC.







                            Lead Contractor Agreement
                           between Gasco Energy, Inc.
                      and Halliburton Energy Services, Inc.
                                     Page 22

[Hal main_03/27/02]


                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS                                                          1

ARTICLE 2 REPRESENTATIONS                                                      3
   2.1   OWNER'S REPRESENTATIONS...............................................3
         (a) Ownership of and Access to Subject Properties.....................3
         (b) Owner's Records...................................................3
         (c) Status and Condition of the Subject Properties....................3
         (d) Organization, Standing, Power and Enforceability..................3
         (e) Financial and Operational Qualifications..........................3
   2.2   HALLIBURTON'S REPRESENTATIONS.........................................3
         (a) Organization, Standing, Power and Enforceability..................3
         (b) Financial and Operational Qualifications..........................4

ARTICLE 3 OPERATIONAL RESPONSIBILITIES                                         4
   3.1   THE WORK..............................................................4
         (a) Owner's Responsibilities..........................................4
         (b) Halliburton's Responsibilities....................................4
         (c) Joint Responsibilities............................................4
   3.2   TERMINATION OF WORK...................................................4
         (a) By Owner..........................................................4
         (b) By Halliburton....................................................5
   3.3   OPERATION OF SUBJECT PROPERTIES.......................................5
         (a) Owner's Responsibilities..........................................5
         (b) Halliburton's Responsibilities....................................5
         (c) Joint Responsibilities............................................5
   3.4   ACCOUNTING, ADMINISTRATIVE AND REGULATORY COMPLIANCE..................5

ARTICLE 4 COSTS AND COMPENSATION                                               5
   4.1   COST OF WORK..........................................................5
         (a) Third Party Charges...............................................5
         (b) Discrete Services.................................................5
   4.2   HALLIBURTON'S COMPENSATION............................................5
         (a) Project Management Fee............................................5
         (b) Optional Ownership Interest.......................................6

ARTICLE 5 ALLOCATION OF RISKS AND LIABILITIES                                  6
   5.1   INSURANCE.............................................................6
         (a) Owner's Insurance.................................................6
         (b) Halliburton's Insurance...........................................7
   5.2   EMPLOYEES, CONTRACTORS AND INVITEES...................................7
         (a) Owner's Indemnities and Releases..................................7
         (b) Halliburton's Indemnities and Releases............................7
   5.3   OTHER PERSONS.........................................................7
   5.4   DAMAGE TO PROPERTY....................................................7
   5.5   SCOPE OF INDEMNITIES AND RELEASES.....................................7
   5.6   NO INSURANCE; SUBROGATION.............................................7

ARTICLE 6 TERM OF AGREEMENT                                                    8
   6.1   TERM OF AGREEMENT.....................................................8
   6.2   EARLY TERMINATION.....................................................8
   6.3   RIGHTS AND OBLIGATIONS FOLLOWING TERMINATION..........................8
         (a) Generally.........................................................8
         (b) Indemnities and Releases..........................................8

ARTICLE 7 MISCELLANEOUS                                                        8
   7.1   RESOLUTION OF DISPUTES................................................8
         (a) Mediation.........................................................8
         (b) Arbitration.......................................................8
   7.2   LIMITATION OF REMEDIES................................................9
   7.3   RELATIONSHIP OF THE PARTIES...........................................9
   7.4   NOTICES...............................................................9
   7.5   AMENDMENTS............................................................9
   7.6   ASSIGNMENT AND DELEGATION.............................................9
         (a) Assignment.......................................................10
         (b) Delegation.......................................................10
   7.7   ANNOUNCEMENTS........................................................10
   7.8   HEADINGS.............................................................10
   7.9   COUNTERPARTS.........................................................10
   7.10  GOVERNING LAW........................................................10
   7.11  ENTIRE AGREEMENT.....................................................10
   7.12  BINDING EFFECT.......................................................10
   7.13  NO THIRD-PARTY BENEFICIARIES.........................................10
   7.14  OWNER'S KNOWLEDGE....................................................10
   7.15  HALLIBURTON'S KNOWLEDGE..............................................10
   7.16  EXHIBITS.............................................................10
   7.17  GROSS NEGLIGENCE AND WILLFUL MISCONDUCT..............................10







                                TABLE OF EXHIBITS

EXHIBIT A             LETTER OF CREDIT

EXHIBIT B             DESCRIPTION OF WORK

EXHIBIT C             PRICING & DISCOUNTS

EXHIBIT D             OWNER'S INSURANCE

EXHIBIT E             HALLIBURTON'S INSURANCE

EXHIBIT F             LEAD CONTRACTOR COMPENSATION

EXHIBIT G             ASSIGNMENT








                            LEAD CONTRACTOR AGREEMENT

     THIS LEAD CONTRACTOR AGREEMENT (this "Agreement"), dated January 24, 2002 is by and between Gasco Energy, Inc. ("Owner") and Halliburton Energy Services, Inc. ("Halliburton"). Owner and Halliburton may hereinafter be referred to individually as a "Party" or collectively as "Parties." A. Owner owns certain real and/or personal property interests in the Uinta Basin of Utah in the Uintah and Duschene counties and Owner desires to conduct certain oil and gas drilling, development and/or completion operations thereon subject to the terms and conditions provided herein. B. Halliburton desires to assist Owner in managing, and possibly participating in, certain aspects of the foregoing described oil and gas drilling, development and/or completion operations subject to the terms and conditions provided herein.

                                    AGREEMENT
         In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Halliburton hereby agree as follows:

Article 1
                                   Definitions

         For purposes of this Agreement the following terms shall be defined as follows:

         Advance Payment shall mean a standby letter of credit (in the form of Exhibit A) obtained by Owner in the amount of the lesser of: (i) $2,000,000, or
(ii) dry hole cost for the Project Well next to be drilled (if Halliburton is serving as lead contractor for the drilling of such well), plus the costs to cover two separate completion attempts for such well, such costs being as defined by the relevant well AFE approved by Owner during the course of the well construction activities.

         Affiliate, individually, and Affiliates, collectively shall mean, with respect to any Party, any Person which (i) Controls either directly or indirectly such Party, or (ii) is Controlled either directly or indirectly by such Party, or (iii) is Controlled either directly or indirectly by a Person which Controls either directly or indirectly such Party. As used in the preceding sentence, "Control" means the right to exercise 50% or more of the voting rights in the appointment of the directors of a company.

         Environmental Laws shall mean any federal, state or local laws, regulations and/or orders pertaining to the protection of life or the environment, including without limitation the Federal Water Pollution Control Act, Safe Drinking Water Act, Resource Conservation and Recovery Act, Toxic Substances Control Act, Endangered Species Act, Comprehensive Environmental Response Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act as the same may be amended from time to time.

         Effective Date shall mean the date set forth in the first paragraph of this Agreement.

         Discrete Services shall mean drilling fluids, bits, directional drilling services, pumping, cementing, stimulation, completion, logging and other oilfield products and services of the type which Halliburton and/or its Affiliates provide in the general area in which the Subject Properties are located.

         Halliburton Group shall mean Halliburton, its Affiliates and subcontractors, and its/their employees, agents, officers, directors and representatives.

         Lead Contractor Fees shall mean those payments owed to Halliburton in the amounts set forth in Exhibit F.

         Master Service Contract shall mean Halliburton's standard work order contract.

         Owner Group shall mean Owner, its Affiliates and subcontractors, and its/their employees, agents, officers, directors and representatives.

         Owner's Records shall mean all data, records and other information in Owner's control or possession and pertaining to the Subject Properties.

         Payout shall mean that point in time when all of the Work has been completed and the proceeds actually received by Halliburton from the sale of its share of all oil, gas and other marketable products produced and saved from those Project Wells in which Halliburton has an Optional Ownership Interest, less the following (to the extent they are born or paid by Halliburton): (1) any severance, production and mineral ad valorem or other taxes measured by production and assessed on or against the Subject Properties or any oil, gas or other products produced therefrom, (2) the lessor's royalty, (3) any overriding royalty in existence and of record as of the date hereof, including the override created by the Gasco Royalty Trust Agreement, (4) one hundred percent (100%) of the cost of operations for the Subject Properties (including, without limitation any compression, treating, gathering, transportation, or marketing or other fees required to make the production ready for sale), and (5) any costs incurred with respect to Third Party Claims, equals the sum of the following: (a) two hundred percent (200%) of the costs of completing and equipping those Project Wells in which Halliburton has an Optional Ownership Interest (to the extent such costs are born or paid by Halliburton), and (b) any expenditures incurred pursuant to the applicable operating agreement for any subsequent operations in which Halliburton has an Optional Ownership Interest (to the extent such expenditures are born or paid by Halliburton).

         Permits shall mean all permits, licenses, easements and regulatory authorities or approvals required for the conduct of the Work.

         Person shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization, other business entity or any agency, department or other body of any governmental authority.

         Project Well, individually, and Project Wells, collectively shall mean each of the wells identified as such by Exhibit B, provided however that Project Wells shall mean only new drills and shall not include any workovers or re-entries.

         Subject Properties shall mean all of the lands upon which the Project Wells will be located and all of the equipment and facilities located upon or associated with such lands.

         Third Party Charges shall be any and all charges incurred by Halliburton or Owner that either deems necessary or desirable to perform or assist in the performance of the Work and which are payable to any Person other than the Halliburton Group. Third Party Charges shall include without limitation the costs of drilling and other oilfield service contractors, insurance premiums, the costs of supplies, equipment and materials, transportation charges, on-site consultants, Permits and sales and use taxes.

         Third Party Claims shall mean all claims, demands and causes of action of every kind, for illness, injury or death of any person or damage to or destruction of any property, asserted by any third party (i.e., any Person other than the Parties and their Affiliates) or governmental authority and arising out of or in connection with the Work, including without limitation (i) any fines, penalties, claims, demands and causes of action alleging pollution, contamination, damage to the environment and/or any other obligation or liability arising under any Environmental Laws, (ii) any claims, demands and causes of action arising under any Drilling Contract, and (iii) any claims for indemnity and/or defense asserted by Halliburton's subcontractors pursuant to any contract Halliburton has entered into for the Work.

         Work shall mean all of the activities and operations which are to be conducted by Halliburton and/or Owner pursuant to Section 3.1 of this Agreement.

Article 2
                                 Representations
2.1 Owner's Representations. Owner hereby makes the following warranties and representations to Halliburton: (a) Ownership of and Access to Subject Properties. Owner has all rights and authorities as may be necessary for full and free access to the lands and drillsites upon which the Project Wells will be located and/or for the conduct of the Work. The Subject Properties are now, or will be at the appropriate time as contemplated herein, in proper condition to receive the products, supplies, materials and services which are to be performed or furnished pursuant to this Agreement.
(b) Owner's Records. To the best of Owner's knowledge, all of Owner's Records have been made available to Halliburton except for such data, records and information which would not reasonably be expected to affect Halliburton's decision(s) to proceed with assisting Owner in conducting the Work or any part thereof. Owner shall make available to Halliburton and its representatives at Owner's offices and during Owner's normal business hours, all of Owner's Records as may be reasonably requested by Halliburton for the purpose of permitting Halliburton to perform its obligations hereunder and exercise its rights and privileges provided herein. (c) Status and Condition of the Subject Properties. All equipment and other personal property which is associated with the Subject Properties and which Halliburton will be required to access as part of the Work, is in good working order and free of any defects or damage which would materially affect the Parties' use thereof for the purposes set forth in this Agreement.
(d) Organization, Standing, Power and Enforceability. Owner is a Nevada corporation, validly existing and in good standing under the laws of the state of Utah. Owner has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Owner have been duly and validly authorized by all requisite corporate action on its part. This Agreement constitutes Owner's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law. To the best of Owner's knowledge this Agreement and the transactions contemplated hereby do not violate or conflict with any material agreements or instruments to which Owner is a party or to which Owner or the Subject Properties are bound nor any order, statute, ordinance, rule, regulation or permit applicable to Owner or any of the Subject Properties, except to the extent such violation or conflict would not have a material adverse affect upon the ownership, operation or value of the Subject Properties or the consummation of the transactions contemplated by this Agreement.
(e) Financial and Operational Qualifications. Owner has the financial resources required to fully and timely satisfy and perform all of its obligations to Halliburton under this Agreement. Owner has, in entering into this Agreement, relied upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax and other consequences of this transaction including its own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves of the Subject Properties.
2.2 Halliburton's Representations. Halliburton hereby makes the following warranties and representations to Owner: (a) Organization, Standing, Power and Enforceability. Halliburton is a Delaware corporation, validly existing and in good standing under the laws of the state of Utah. Halliburton has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Halliburton have been duly and validly authorized by all requisite corporate action on its part. This Agreement constitutes Halliburton's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law. This Agreement and the transactions contemplated hereby do not violate or conflict with any material agreements or instruments to which Halliburton is a party or to which Halliburton is bound nor any order, statute, ordinance, rule, regulation or permit applicable to Halliburton, except to the extent such violation or conflict would not have a material adverse effect on the ownership, operation or value of the Subject Properties or the consummation of the transactions contemplated by this Agreement. (b) Financial and Operational Qualifications. Halliburton has the financial resources required to fully and timely satisfy and perform all of its obligations to Owner under this Agreement. Without limiting the representations made by Owner hereinabove, Halliburton has, in entering into this Agreement, relied upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax and other consequences of this transaction including its own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves of the Subject Properties.

Article 3
                          Operational Responsibilities

3.1 The Work. Except as specifically set forth elsewhere in this Agreement the rights and responsibilities
         ---------
of the Parties with respect to the performance of the Work shall be as follows:
(a) Owner's Responsibilities. Owner will provide personnel and resources adequate to fully satisfy and perform Owner's responsibilities as described by Exhibit B.
(b) Halliburton's Responsibilities. Halliburton will provide personnel and resources adequate to fully satisfy and perform Halliburton's responsibilities as described by Exhibit B. Notwithstanding anything provided to the contrary herein, in no event shall Halliburton be obligated to perform the Work, or any unperformed portion thereof, (i) for which Halliburton has not received Advanced Payment, or (ii) with respect to which Owner has failed to obtain any of the Permits and/or to demonstrate (as determined by Halliburton in its sole judgment) that Owner has the right and/or authority to perform and/or authorize Halliburton to perform such Work. Halliburton shall endeavor in good faith to perform its responsibilities hereunder in a good and workmanlike manner, provided however that Owner hereby acknowledges and agrees that (i) Halliburton makes no representation or warranty of any kind with respect to the Work or the results or consequences of the Work, and (ii) any of the Discrete Services provided by the Halliburton Group as part of the Work shall be provided subject to the terms and conditions of the Master Service Contract including, without limitation, the liability, indemnity, warranty and terms of payment provisions contained therein, provided however that any such Discrete Services shall in any event be provided subject to the following provision:
         Halliburton makes no guarantee of the effectiveness of the products, supplies, or materials, nor of the results of any treatment or service. Halliburton warrants only title to the equipment, products and materials supplied and that the same are free from defects in workmanship and materials for a period of one year from the date of delivery. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR OTHERWISE, WHICH EXTEND BEYOND THOSE STATED IN THE IMMEDIATELY PRECEDING SENTENCE. Halliburton's sole liability and Owner's exclusive remedy in any cause of action (whether in contract, tort, breach of warranty or otherwise) arising out of the sale, lease or use of any equipment, products or materials is expressly limited to the replacement of such on their return to Halliburton or, at Halliburton's option, to the allowance to Owner of credit for the cost of such items.
(c)      Joint   Responsibilities.   Without   affecting   (expanding  or
limiting)   either  Party's  rights  and responsibilities  as specifically set forth in this Agreement, Owner and Halliburton shall endeavor in good faith to consult with and assist each other in performing their respective obligations set forth hereinabove.

3.2      Termination of Work.
         --------------------
(a) By Owner. Owner shall have the right to terminate the Work or any portion thereof at any time upon delivery of written notice to Halliburton setting forth in reasonable detail Owner's desires with respect to that portion of the Work Owner wishes Halliburton not to conduct, provided however that Owner shall bear any costs which have been incurred prior to such termination or which reasonably can not be avoided in spite of (or because of) such termination (including without limitation demobilization charges, contract termination charges and other similar or dissimilar costs, charges or expenses).
(b) By Halliburton. In the event Halliburton determines in its sole discretion that the Work or any portion thereof should be terminated for any reason, Halliburton shall advise Owner thereof in writing with reasonably detailed explanation of the Work Halliburton recommends not be conducted together with Halliburton's reasons therefor, and Owner shall promptly notify Halliburton whether Owner consents to such recommendation, which consent Owner shall not unreasonably withhold. Without limiting the preceding sentence, in no event shall Halliburton be required to conduct any portion of the Work which poses a material threat of damage to property or injury to persons as determined by Halliburton in its sole judgment.
3.3 Operation of Subject Properties. The Parties contemplate and intend that to the extent the Subject Properties are capable of producing hydrocarbons at any time during the term of this Agreement, production operations shall continue, to the fullest extent reasonably possible, throughout the conduct of the Work, subject to the following terms and conditions. With respect to said production operations, the Parties have agreed as follows:
(a) Owner's Responsibilities. As between Halliburton and Owner, Owner shall retain and fully perform, or cause others to perform, all responsibilities as operator pursuant to applicable law (and regulations) and the applicable agreements (including without limitation any applicable joint operating agreement) with respect to the control and management of production of hydrocarbons and other substances from the Subject Properties, provided however that to the extent of any conflict or inconsistency between said production operations and the Work, the conduct of the Work shall take precedence.
(b) Halliburton's Responsibilities. Halliburton shall endeavor in good faith while conducting the Work not to unreasonably and unnecessarily interfere with Owner's production operations described in the immediately preceding paragraph.
(c) Joint Responsibilities. Without affecting (expanding or limiting) either Party's rights and responsibilities as specifically set forth in this Agreement, Owner and Halliburton shall endeavor in good faith to consult with and assist each other in performing their respective obligations set forth hereinabove. 3.4 Accounting, Administrative and Regulatory Compliance. Notwithstanding anything provided to the contrary herein Owner shall (a) timely obtain and maintain Permits, (b) establish and maintain full and complete accounting, administrative and regulatory records pertaining to the ownership and operation of the Subject Properties and the conduct of the Work, and (c) for the period from the date hereof until one (1) year after the termination of this Agreement, provide Halliburton access during normal business hours to all such accounting, administrative and regulatory records.

Article 4
                             costs and compensation
4.1      Cost of Work.
(a) Third Party Charges. Owner shall bear and pay all Third Party Charges incurred by Owner and/or Halliburton in connection with the Work. Accordingly, any invoices received by Halliburton with respect to the Work shall, at Halliburton's option, be either (i) paid by Halliburton and recovered out of any applicable Advance Payment, but to the extent Halliburton has not received Advance Payment therefor, submitted to Owner for reimbursement (to Halliburton) within fifteen (15) days after Owner's receipt thereof, or (ii) approved by Halliburton and forwarded to Owner for payment by Owner within fifteen (15) days after Owner's receipt thereof. Owner shall protect and hold Halliburton harmless from any claims, losses or expenses (including without limitation attorney's fees) arising from or in connection with Owner's failure to timely pay any invoice submitted to Owner pursuant to the preceding sentence.
(b) Discrete Services. Owner shall pay Halliburton for any Discrete Services provided by the Halliburton Group in connection with the Work in accordance with the pricing and discounts set out in Exhibit C attached hereto.
4.2      Halliburton's Compensation.
(a) Lead Contractor Fees. Halliburton shall be paid the Lead Contractor Fees for the performance of its lead contractor responsibilities hereunder. The Lead Contractor Fees will be determined and invoiced by Halliburton for each of the Project Wells (on a well by well basis) as soon as reasonably possible after the completion of such well and paid by Owner within forty five (45) days of receipt of such invoice. (b) Optional Ownership Interest. In addition to any other remuneration Halliburton is entitled to receive hereunder, Halliburton may elect with respect to each of the Project Wells to acquire an Optional Ownership Interest as described herein. When each Project Well has been drilled to its total depth and logged, Halliburton will have the right to elect to participate in the completion of such well and, for any Project Well for which Halliburton so elects to participate, Halliburton will (i) acquire an undivided portion of Owner's interest (an "Optional Ownership Interest") in such Project Well and
(ii) thereby assume responsibility for a fraction of Owner's share of the costs to complete and equip such well (including the "cost" of Halliburton's oilfield services determined in accordance with Exhibit C), such fraction to be an amount mutually agreed by Owner and Halliburton between 50% and 100% of Owner's cost bearing interest, or in the absence of such agreement 50% of Owner's cost bearing interest). Halliburton shall exercise such election with respect to any Project Well by giving written notice thereof to Owner at any time within 48 hours after such well has reached total depth, been logged and copies of such logs have been delivered to Halliburton (failure to timely provide such notice being deemed an election not to so participate). The Optional Ownership Interest so acquired by Halliburton for a particular Project Well will be an undivided interest in such well (and its associated spacing unit) equal to the product of
(1) Owner's percentage interest in that well on the date Halliburton made its election to participate and (2) a quotient the numerator of which is Halliburton's share of the cost to complete and equip such well (determined as described above) and the denominator of which is Owner's and Halliburton's combined share of the total cost to drill, complete and equip such well, subject to reduction after Payout to an undivided interest equal to 5% of Owner's interest in such well on the date Halliburton made its election to participate. Promptly after each Project Well in which Halliburton has acquired an Optional Ownership Interest has been drilled and completed, i.e., 120 days, Owner shall make an assignment to Halliburton, in the form attached hereto as Exhibit G, of such Optional Ownership Interest (to the extent associated with such Project
Well), and such Project Well and the spacing unit associated therewith shall thereafter be subject to (A) any existing and applicable operating agreement to which Owner and such Optional Ownership Interest is subject at the time of such assignment, or if there is no such operating agreement, (B) an operating agreement between Owner, as operator, and Halliburton, as non-operator, in the form of an AAPL Form 610 - 1989 Model Form Operating Agreement with such additions and changes thereto as may be mutually agreed by Owner and Halliburton. In order to permit Halliburton to exercise its rights set forth in this Section 4.2(b) in an informed manner, Owner agrees to provide Halliburton copies of drillsite title opinions obtained by Owner for each of the Project Wells as soon as reasonably possible after each such well has been spudded.
(c) Optional Additional Participation. Provided Halliburton has performed its obligations as set forth in this Agreement, Halliburton would have the option to either (i) participate in drilling up to 10 additional wells within Owner's Riverbend Area on equivalent terms as those described above, or (ii) participate in Owner's remaining development of the Riverbend Area on the basis of mutually acceptable deal terms yet to be determined, which is the intent of the parties (which deal terms may not be equivalent to those described above, and may be modeled to include Owner receiving a "promote" or "carried interest" in some wells by which Halliburton would be earning an interest in Owner's leases).

Article 5
                       Allocation of Risks and Liabilities
5.1      Insurance.
(a) Owner's Insurance. At all times while performing its obligations set forth in Sections 3.1(a) and 3.3(a) hereof, Owner shall maintain, at Owner's expense, insurance as described in Exhibit D, with such endorsements, provisions and conditions as described in said Exhibit D. Without limiting the benefits to be derived by Halliburton (or any other Person) from the insurance policies obtained by Owner hereunder, Owner agrees that such insurance policies are obtained for the purpose of supporting each of the indemnities and releases given by Owner in this Article 5. Prior to commencement of operations under this Agreement, Owner shall provide a certificate or certificates satisfactory to Halliburton that insurance satisfying the requirements hereof is in full force and effect and that the same will not be cancelled or materially changed without thirty (30) days prior written notice to Halliburton.
(b) Halliburton's Insurance. At all times while performing its obligations set forth in Section 3.1(b) hereof, Halliburton shall maintain or self insure, at Halliburton's expense, insurance as described in Exhibit E, with such endorsements, provisions and conditions as described in said Exhibit E. Without limiting the benefits to be derived by Owner (or any other Person) from the insurance policies obtained by Halliburton hereunder, Halliburton agrees that such insurance policies are obtained for the purpose of supporting each of the indemnities and releases given by Halliburton in this Article 5. Prior to commencement of operations under this Agreement, Halliburton shall provide a certificate or certificates satisfactory to Owner that insurance satisfying the requirements hereof is in full force and effect and that the same will not be cancelled or materially changed without thirty (30) days prior written notice to Owner.
5.2      Employees, Contractors and Invitees.
(a) Owner's Indemnities and Releases. With respect to any operations or activities conducted pursuant to this Agreement, Owner shall release the Halliburton Group of any liability for, and Owner shall protect, defend and indemnify Halliburton and each of the other members of the Halliburton Group from and against, all claims, demands and causes of action of every kind and character, together with any loss or expense (including attorney's fees) incurred in connection therewith, arising from or in connection herewith on account of personal injury, illness, death or damage to property, in favor of any member(s) of the Owner Group. (b) Halliburton's Indemnities and Releases. With respect to any operations or activities conducted pursuant to this Agreement, Halliburton shall release the Owner Group of any liability for, and Halliburton shall protect, defend and indemnify the Owner and each of the other members of the Owner Group from and against, all claims, demands and causes of action of every kind and character, together with any loss or expense (including attorney's fees) incurred in connection therewith, arising from or in connection herewith on account of personal injury, illness or death or damage to property, in favor of any member(s) of the Halliburton Group. This paragraph shall not affect any rights the Halliburton Group may have to be paid or reimbursed for equipment lost or damaged in connection with providing any Discrete Services.
5.3 Other Persons. With respect to any operations or activities conducted pursuant to this Agreement, except to the extent of Halliburton's gross negligence or willful misconduct Owner shall protect, defend and indemnify Halliburton and each of the other members of the Halliburton Group from and against all claims, demands and causes of action of every kind and character, together with any loss or expense (including attorney's fees) incurred in connection therewith, arising from or in connection herewith on account of Third Party Claims. 5.4 Damage to Property. Owner shall release Halliburton and each of the other members of the Halliburton Group of any liability for, and Owner shall protect, defend and indemnify Halliburton and each of the other members of the Halliburton Group from and against, all claims, demands and causes of action of every kind and character arising in connection herewith, on account of damage, destruction to, or loss of, in whole or in part, any property of the Owner's Group, including without limitation casing, wellheads, compressors, dehydrators and rigging, all underground resources and equipment, oil reservoirs, gas reservoirs, wellbores and wellbore equipment.
5.5 Scope of Indemnities and Releases. Each of the indemnities and releases given under this Article 5 shall be without regard to and without any right to contribution from any insurance maintained by the Person entitled to be released or indemnified. EACH OF THE indemnities and releases given under THIS ARTICLE 5 shall be without limit and without regard to the cause or causes thereof, including pre-existing conditions, strict liability, or the negligence of any person or persons, whether such negligence be sole, joint or concurrent, active or passive (SPECIFICALLY including the negligence or strict liability of the RELEASED AND/OR indemnified person or persons). If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed or releases voluntarily given under this Agreement exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law. 5.6 No Insurance; Subrogation. The indemnities and agreements provided in this Article 5 shall not be construed as a form of insurance. Owner and Halliburton hereby waive for themselves, their successors or assigns, including, without limitation, any insurers (to the full extent they are permitted by applicable policies), any rights to subrogation for losses and liabilities against which each, respectively, releases and/or indemnifies the other hereunder.

Article 6
                                Term of Agreement
6.1 Term of Agreement. The term of this Agreement shall commence as of the Effective Date and continue until all of the obligations set forth in Article 3 hereof have been fully satisfied and performed, subject to the Parties' rights to terminate operations as provided by Section 3.2 hereof and subject to the Parties' rights to terminate this Agreement at any time upon sixty (60) days prior written notice. In any event, the term of this agreement is intended to terminate upon the sale of Owner's interests, or three (3) years from the effective date, unless mutually agreed upon by the parties, 6.2 Early Termination. In the event of a breach or default by either Party hereto (the "breaching party") of any representation or covenant contained herein, the other Party shall have the right to give the breaching party written notice of its election to terminate this Agreement (describing in reasonable detail the breach giving rise to such Party's termination election), provided however that the breaching party shall be given not less than thirty (30) business days in which to cure such breach and thereby avoid such termination. 6.3 Rights and Obligations Following Termination. (a) Generally. The termination of this Agreement, including a termination pursuant to Section 6.1 or 6.2 hereof, shall not (i) relieve either Party from any expense, liability or obligation or any remedy therefor which has accrued or attached prior to the date of such termination, nor (ii) cause either Party to lose, surrender or forfeit any rights or benefits which have accrued as of the time of such termination. (b) Indemnities and Releases. Without limiting Section 6.3(a) hereof, the termination of this Agreement shall not terminate, diminish or otherwise affect the indemnities and releases contained in Article 5 hereof.

Article 7
                                  Miscellaneous
7.1      Resolution of Disputes.
(a) Mediation. Except for the right of either Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to prevent irreparable harm, any claims, disputes or controversies arising out of this Agreement between the Parties which cannot be settled by mutual agreement ("Dispute") shall, upon written notice by one Party to the other, be submitted for non-binding determination through mediation, each Party hereby agreeing to cause a representative authorized to resolve such Dispute to attend such mediation. A single mediator, with oil and gas experience, shall be chosen from the judges available through Judicial Arbitration & Mediation Services, Inc. unless the Parties agree otherwise. (b) Arbitration. Any Dispute not resolved through the foregoing described mediation shall be finally settled by arbitration in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association. All arbitration hearings shall be held in Houston, Texas. The Party desiring arbitration shall notify the other Party in writing of the matter to be arbitrated and the name of the arbitrator selected by it. Within ten (10) days after receipt of such notice, the other Party shall appoint an arbitrator and shall forthwith notify the first Party of such appointment. The two arbitrators named shall within ten (10) days appoint, in writing, a third arbitrator. Pending a decision by the majority of the arbitration panel, both Parties agree to take no action which would reasonably be expected to materially adversely prejudice the respective positions of the Parties with respect to the matter in controversy. A decision by the majority of the arbitration panel with respect to the matter in controversy shall be final and binding on the Parties and shall be issued in writing, and judgment on any award so rendered may be entered in any court having jurisdiction. The fees and expenses of in-house counsel, witnesses and employees of the Parties shall be borne by the Party incurring such fees and expenses. All other fees and expenses, including but without limitation, outside counsel fees, third party expenses and compensation for the above described mediators and arbitrators shall be paid by the Party which is not the prevailing Party (and the determination of which Party is the prevailing Party shall be submitted to and made by the aforesaid mediator if the Dispute is resolved by mediation or the arbitrators if resolved by arbitration).
7.2 Limitation of Remedies. In no event shall either Party be liable hereunder for special, incidental, indirect, punitive or consequential damages, including without limitation business interruption, loss of profit and loss of opportunity, each Party hereby waiving, discharging and releasing the other Party from any liability or responsibility for any such damages.
7.3 Relationship of the Parties. With respect to each Party's performance of any activities or operations described or contemplated to be performed by Owner pursuant to this Agreement, such Party shall be responsible for performing such activities or operations as an independent contractor and neither the other Party nor anyone contracted or employed by such other Party shall hold themselves out to be, or be deemed for any purpose to be, the agent, servant or representative of the performing Party in the performance of such operations or any part thereof, and such other Party shall have no direction or control of the performing Party or its employees and agents except in the results to be obtained. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the Parties liable as partners, co-venturers or principals. 7.4 Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any notice or communication hereunder shall be deemed to have been duly made when such notice or communication has been actually delivered to the address (or fax number) set forth for such Party below:

         If to Halliburton:                                   If to Owner:

Halliburton Energy Services, Inc.             Gasco Energy, Inc.
Attn: Vice President, Integrated Solutions    Attn: Mike Decker
10200 Bellaire Blvd.                          14 Inverness Dr. East, Suite H-236
Houston, Texas  77072-4574                    Englewood, Colorado  80112
Phone: (281) 575-5828                         Phone: (303) 713-0042
Fax: (281) 575-5589                           Fax: (303) 483-0011

         with a copy to:

         Halliburton Energy Services, Inc.
         Attn: Clay TerryBillings:
         410 17th Street, Suite 800
         Denver, Colorado  80202
         Phone: (303) 675-4464                                .
         Fax:  (303) 308-4233

         Payout Statements:
         Halliburton Energy Services, Inc.
         10200 Bellaire Blvd.
         Houston, Texas  77072-5299
         Attn: Accounting Supervisor

Any Party may, by written notice so delivered to the other Party, change the address and/or fax number and/or individual to which delivery shall thereafter be made. 7.5 Amendments. This Agreement may not be amended nor any rights hereunder waived except by formal written amendment mutually agreed upon and executed by both Parties.
7.6      Assignment and Delegation.
(a) Assignment. Neither Party shall assign all or any portion of its respective rights hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.
(b) Delegation. Neither Party shall delegate all or any portion of its respective duties hereunder without the prior written consent of the other Party which consent may be granted or withheld in such Party's sole discretion.
7.7 Announcements. Owner and Halliburton shall consult with each other with regard to any press releases and other announcements issued after the date of this Agreement concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Halliburton nor Owner shall issue any such press release or other publicity without the prior written consent of the other Party, which consent shall not be unreasonably withheld.
7.8 Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement. 7.9 Counterparts. This Agreement may be executed by Halliburton and Owner in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Execution can be evidenced by fax signatures with original signature pages to follow in due course.
7.10 Governing Law. This Agreement and the transactions contemplated hereby and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Colorado without regard to the principles of conflicts of law of such State. 7.11 Entire Agreement. This Agreement constitutes the entire understanding among the Parties, their respective partners, shareholders, officers, directors, trustees and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.
7.12 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties,
         ----------------
and their respective successors and assigns.
7.13 No Third-Party Beneficiaries. Except as otherwise provided herein, this Agreement is intended only to
         ------------------------------
benefit the Parties and their respective permitted successors and assigns.
7.14 Owner's Knowledge. Any references herein to "the best of Owner's knowledge" and any other similar phrases shall mean (a) the actual knowledge of Owner's officers, managers and supervisors and (b) such knowledge as such current officers reasonably would be expected to have after having made diligent inquiry into the matters to which such knowledge relates.
7.15 Halliburton's Knowledge. Any references herein to "the best of Halliburton's knowledge" and any other similar phrases shall mean (a) the actual knowledge of Halliburton's officers, managers and supervisors, and (b) such knowledge as such current officers reasonably would be expected to have after having made diligent inquiry into the matters to which such knowledge relates.
7.16 Exhibits. Each of the exhibits referenced herein are incorporated herein fully.
         ---------
7.17 Gross Negligence and Willful Misconduct. As used in this Agreement, "gross negligence or willful misconduct" shall mean willful and wanton disregard for harmful, avoidable and foreseeable consequences.

THIS AGREEMENT IS Executed on the dates set forth below but effective as of the Effective Date.

         HALLIBURTON ENERGY SERVICES, INC.
         By:
             ----------------------------------------
         Name:
               --------------------------------------
         Title:
                -------------------------------------
         Date:
               --------------------------------------


         GASco energy, inc.
         By:
              ---------------------------------------
         Name:
              ---------------------------------------
         Title:
               --------------------------------------
         Date:
               --------------------------------------







                                    EXHIBIT A
                               (LETTER OF CREDIT)

                      Attached To Lead Contractor Agreement
                         between Gasco Energy, Inc. and
                        Halliburton Energy Services, Inc.


                             LETTER OF CREDIT FORMAT

Article 8                                     Halliburton Energy Services, Inc.


Ladies and Gentlemen:

By order of our client Halliburton Energy Services, Inc.and for the account of the same, we hereby establish our Irrevocable Standby Letter of Credit Number ________ in your favor in the amount of USD (amount) expiring (date) in (city, country) .

Funds are available under this Letter of Credit upon presentation of your sight draft marked "Drawn under (bank) 's Irrevocable Letter of Credit Number dated " accompanied by at least one of the following documents:

o A statement by Halliburton Energy Services, Inc. stating that Gasco Energy, Inc. has failed to comply with the terms and conditions of the Lead Contractor Agreement between Gasco Energy, Inc. and Halliburton Energy Services, Inc.

This credit shall expire on (date) . Drafts drawn hereunder, if accompanied by the original documents as specified above, will be duly honored if presented to us at our office located at (address) , on or before the expiration date of this credit.

This undertaking is personal to you and is not transferable or assignable.

Partial drawings are allowed.

This credit is subject to the International Standby Practices (ISP98), International Chamber of Commerce Brochure Number 590.






                                    Exhibit B
                              (DESCRIPTION OF WORK)

             Attached to Lead Contractor Agreement (the "Agreement")
                      between Gasco Energy, Inc. ("Owner")
              and Halliburton Energy Services, Inc. ("Halliburton")


1.       Project Wells

         The Project Wells consist of from one (1) to ten (10) wells (as many as Owner elects to drill as part of the current phase of the Riverbend Area Mesa Verde / Wasatch Development Project) at depths selected by Owner to test the Mesa Verde, Wasatch or other formation and at locations selected by Owner within the following lands: All sections in Townships 8 South through 13 South, Ranges 13 East through 23 East, Uintah and Duchesne Counties, Utah, to the extent Owner has leasehold interests therein and is or will be designated as Operator with respect to such leasehold interests.

2.       Halliburton's Responsibilities

a.       Well permitting assistance, if requested;
b.       Well construction engineering, if requested;
c. Well site supervision of drilling activities, if requested, and completion activities(1);
d.       Daily reporting of well site operations;
e. Daily tabulation of Halliburton and third party field tickets for that portion of the well construction process that Halliburton is managing;
f.       Technical support for drilling and completion activities;
g.       Participation in a Joint Technical Team; and
h.       Technical assistance in the preparation of a field development plan, if requested.
                  (1) The  selection  of  well  site  supervision   personnel
                      will  be  accomplished
                      collaboratively by Halliburton and Owner. It any personnel are contracted by Halliburton for wellsite supervision, such personnel will report directly to Halliburton, their wellsite supervision services being provided as a component of the service package delivered to Owner by Halliburton in its role as Lead Contractor.


3.       Owner's Responsibilities

a.       Selection and contracting of drilling rig.
b.       Permits.
c.       Well control equipment and services.
d.       Technical support of drilling and completion activities;
e.       Participation in a Joint Technical Team; and
f.       Technical assistance in the preparation of a field development plan.







                                    EXHIBIT C
                              (PRICING & DISCOUNTS)

                      Attached To Lead Contractor Agreement
                         between Gasco Energy, Inc. and
                        Halliburton Energy Services, Inc.


A. Pricing for each Product Service Lines ("PSL") will be based on Halliburton's published Price Schedule -
         Continental U.S.A. in effect for the geographic location at the time the relevant Halliburton PSL is ordered ("Base Price").
B. Customer's pricing will be reduced by discounts off the Base Price (the "Discounts") which will be calculated as described herein. Discounts will be determined during the last month of each calendar quarter using data from the three months immediately preceding such determination month (e.g., discounts will be determined each December using data from September, October and November) and applied to the calendar quarter immediately following such determination month (e.g., discounts determined each December will be applied during the immediately following months of January, February and March).
C. Discounts will be calculated separately for each PSL as follows. Halliburton will calculate the average discount given to (1) the five largest (by revenue) customers in Halliburton's Rocky Mountain NWA for such PSL, (2) the ten largest (by revenue) customers in Halliburton's Rocky Mountain NWA for such PSL, and (3) the fifteen largest (by revenue) customers in Halliburton's Rocky Mountain NWA for such PSL. The Discount for such PSL will be the greatest of the three discounts calculated in accordance with the preceding sentence.
D. Attachment "1" reflects the Discounts applicable to the calendar quarter beginning October 1, 2001.




                                 Attachment "1"

Article 9                                      Discounts by Product Service Line
Article 10                                        Effective October 1, 2001


         Product Service Line                                          Discount

         Logging                                                       59 %

         Cementing - Zonal Isolation                                   42 %

         Frac/Acid                                                     54 %

         Nitrogen                                                      51 %

         Coiled Tubing                                                 11 %

         Security DBS Products
                  Roller Cone Bits:                                    15 %
                  Fixed Cutter Bits (PDC):                               3

         Baroid Products                                               30 %

         Sperry Sun Average Day Rate                                 $6,609 /day

         CPS:

                  Packers & SSSV:                                      19 %
                  Completion Services:                                 13 %

                  Slick-line:                                          20 %

         TTTCP:
              Service Tools:
                  Retrievable:                                         19 %
                  Drillable:
                         Cast Iron:                                    21 %
                         Fas Drill:                                    39 %

              TCP:                                                     57 %







                                    EXHIBIT D

                               (OWNER'S INSURANCE)

             Attached to Lead Contractor Agreement (the "Agreement")
                      between Gasco Energy. Inc. ("Owner")
              and Halliburton Energy Services, Inc. ("Halliburton")


                   Article 11 OWNER'S INSURANCE REQUIREMENTS
1) Workers' Compensation Insurance covering all employees of Owner in accordance with applicable federal and state statutory requirements for those jurisdictions where operations are performed under the Agreement

2)       Employers' Liability Insurance with limits of $2,000,000 per occurrence

3) General Liability insurance covering all operations of Owner with limits of $2,000,000. per occurrence, including by endorsement or otherwise, the following:
                  (a)      Blanket Contractual
                  (b)      Products / Completed Operations
                  (c)      Explosion, Collapse and Underground Property Damage
                  (d)      Premises / Operations
                  (e)      Contractor's Protective
4) Automobile liability insurance covering all owned, non-owned and hired vehicles used in the operations of Owner with limits of $2,000,000. per occurrence
5)       Operators Extra Expense (OEE) or Energy Exploration and Development
         (EED) Insurance with a combined single limit of $5,000,000 (100% WI) per occurrence, which includes but is not limited to the following coverages:
                  (a)      Control of Well
                  (b)      Underground Blowout
                  (c) Redrilling / Extra Expense (including Unlimited Redrill if available)
(d)      Seepage and Pollution / Cleanup and Containment
(e)      Endorsement  to the OEE policy to provide a limit of $1,000,000
         (100% WI) for equipment in Care,  Custody, and Control.

Each policy required above shall provide or shall be endorsed to provide that, with respect to and to the extent of the liabilities and/or risk of loss assumed by Owner under the Agreement, (i) underwriters have no right of recourse or subrogation against Halliburton or any other member of the Halliburton Group,
(ii) Halliburton and each of the other members of the Halliburton Group are named as additional insureds with respect to each policy other than Workers' Compensation Insurance, (iii) with respect to the above described Operators Extra Expense (OEE) or Energy Exploration and Development (EED) Insurance, Halliburton and each of the other members of the Halliburton Group are named as additional insureds without regard to Owner's or Halliburton's assumption of liability and/or risk of loss under the Agreement, and (iv) to extent Halliburton and/or any other member of the Halliburton Group are named additional insureds, the coverage afforded thereby shall be primary to any other insurance.



                                    EXHIBIT E

                            (HALLIBURTON'S INSURANCE)

             Attached to Lead Contractor Agreement (the "Agreement")
                      between Gasco Energy. Inc. ("Owner")
              and Halliburton Energy Services, Inc. ("Halliburton")


Article 12              HALLIBURTON'S INSURANCE REQUIREMENTS
1) Workers' Compensation Insurance covering all employees of Halliburton in accordance with applicable federal and state statutory requirements for those jurisdictions where operations are performed under the Agreement

2)       Employers'Liability Insurance with limits of $2,000,000. per occurrence

3) General Liability insurance covering all operations of Halliburton with limits of $2,000,000. per occurrence, including by endorsement or otherwise, the following:
                  (a)      Blanket Contractual
                  (b)      Products / Completed Operations
                  (c)      Explosion, Collapse and Underground Property Damage
                  (d)      Premises / Operations
                  (e)      Contractor's Protective
4) Automobile liability insurance covering all owned, non-owned and hired vehicles used in the operations of Halliburton with limits of $2,000,000. per occurrence



Each policy required above shall provide or shall be endorsed to provide that, with respect to and to the extent of the liabilities and/or risk of loss assumed by Halliburton under the Agreement, (i) underwriters have no right of recourse or subrogation against Owner or any other member of the Owner Group, (ii) Owner and each of the other members of the Owner Group are named as additional insureds with respect to each policy other than Workers' Compensation Insurance, and (iii) to extent Owner and/or any other member of the Owner Group are named additional insureds, the coverage afforded thereby shall be primary to any other insurance.








                                    Exhibit F
                             (LEAD CONTRACTOR FEES)

             Attached to Lead Contractor Agreement (the "Agreement")
                      between Gasco Energy, Inc. ("Owner")
              and Halliburton Energy Services, Inc. ("Halliburton")


The Lead Contractor Fees shall be as follows:

a. As compensation for its services as Lead Contractor on a Project Well, Halliburton would receive from Owner a cash payment of $1,000(1) per "well construction day" (as a producer or as a dry hole, as the case may be). For purposes of definition, each "well construction day" will be denoted as each 24-hour period of well construction activities (i.e., actual days of drilling and completing a well). In addition, as compensation for its services as Lead Contractor of drilling and/or completion activities during the well construction activities of the Project, Halliburton would receive from Owner a monthly cash payment of $6,500 / well / month, according to COPAS guidelines for joint operations.

         (1) The $1,000 per "well construction day" charged for well Lead Contractor is intended to represent the following cost categories:
              o   $550/day...Well site Supervisor (Home Area)
              o   $100/day...Out of Home Area Supervision
              o $200/day...24-Hour Supervision (Completion Operations on Sunday and Legal Holidays subject to 50% surcharge)
              o $100/day ... Living Quarters and Mobile Office Facilities o $50/day ... Remote Location, Fax, printer, copier, cellular hookup and the parties will endeavor to agree upon appropriate adjustments to such amount as necessary to reflect any documented market increases in any of the above categories

b. If Halliburton declined to participate in the completion of a Project Well (as set forth in the Agreement), Owner would have the option to either (1) continue to utilize Halliburton in the role of Lead Contractor through the completion of that well, or (2) utilize alternative well site supervision resources, if desired. In the event that Owner elects to utilize alternative well site supervision resources, the cash payment of $1,000 per "well construction day" will not be charged by Halliburton.









                                    Exhibit G
                              (FORM OF ASSIGNMENT)

                      Attached to Lead Contractor Agreement
                      between Gasco Energy, Inc. ("Owner")
              and Halliburton Energy Services, Inc. ("Halliburton")






                           ASSIGNMENT AND BILL OF SALE



THE STATE OF UTAH                 ss.
                                            ss.
COUNTY OF ______________            ss.

     This Assignment and Bill of Sale, effective as of the day of , 2002 (the "Effective Date"), is by and between GASCO ENERGY, INC., a Nevada corporation ("Assignor") and HALLIBURTON ENERGY SERVICES, INC., whose mailing address is 10200 Bellaire Blvd., Houston, Texas 77027 ("Assignee").


                                               W I T N E S S E T H:

         THAT, WHEREAS, Assignor is the present owner of the oil, gas and mineral leases described in Exhibit "A" attached hereto to the extent that such leases cover the lands described in Exhibit "A" ("said Lands") and subject to Permitted Encumbrances described in Exhibit "A" (such leases, but only to the extent they cover said Lands, and subject to the Permitted Encumbrances, are herein referred to as "said Leases") and

         WHEREAS, Assignor has agreed pursuant to that certain Lead Contractor Agreement between Assignor and Assignee dated effective the day of , 2002 (said "Lead Contractor Agreement") to assign to Assignee an undivided percent ( %) interest in said Leases of which Assignee will bear its proportionate share of landowner royalties and other burdens of record;

         NOW THEREFORE, for and in consideration of Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant, bargain, sell, transfer, assign, and convey unto Assignee, its heirs, successors and assigns an undivided percent ( %) interest prior to Payout, as defined in said Lead Contractor Agreement, and an undivided percent ( %) interest after Payout, in and to (a) said Leases, (b) the oil and/or gas wells, saltwater disposal wells, and any other wells, if any, described by Exhibit "A" (the "Wells"), (c) the rights and obligations arising from all agreements to the extent they are (i) attributable to the Wells and/or said Leases and (ii) described by Exhibit "A" (the "Contracts"), and (d) the facilities and property, real or personal, tangible or intangible, to the extent they are (i) held in connection with the ownership of, or operation with respect to, said Leases and/or the Wells and/or
(ii) described by Exhibit "A" (the "Facilities"), including, without limitation, gathering systems, storage tanks and surface facilities (collectively, the interests conveyed hereby being hereinafter referred to as the "Subject Interests"). Furthermore, no interest in any overriding royalties that may be owned by Owner is being assigned to Assignee.

TO HAVE AND TO HOLD the Subject Interests unto Assignee, its heirs, successors and assigns forever, subject to the matters described herein, and Assignor does hereby warrant title to the Subject Interests against all claims thereto arising by, through or under Assignor, and not otherwise, but with full substitution and subrogation in favor of Assignee to all warranties by others heretofore given or made in respect to the Subject Interests.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Bill of Sale on the dates indicated below but effective as of the date set forth hereinabove.


                                    ASSIGNOR:

                                       GASCO ENERGY, INC.

                                       By:
                                        ----------------------------------------



                                    ASSIGNEE:

                                        HALLIBURTON ENERGY SER VICES, INC.

                                        By:
                                        ----------------------------------------



STATE OF COLORADO        ss.
                                  ss.
COUNTY OF                         ss.

     This instrument was acknowledged before me on the ____ day of , , by ________________________________, the _________ of Gasco Energy, Inc., a Nevada
corporation, on behalf of such corporation.


                                                Notary Public, State of Colorado


                                                Printed Name of Notary Public


STATE OF TEXAS           ss.
                                  ss.
COUNTY OF                         ss.

     This instrument was acknowledged before me on the ____ day of , by , as the
___________________   of   Halliburton   Energy   Services,   Inc.,  a  Delaware
corporation, on ------------------- behalf of said corporation.



                                                Notary Public, State of Texas


                                                Printed Name of Notary Public